UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014 (February 26, 2014)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On February 26, 2014, Greif, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing the financial results for its first quarter ended January 31, 2014. The full text of the Earnings Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Earnings Release included the following non-GAAP financial measures (the “non-GAAP Measures”):

(i)	operating profit of the Company on a consolidated basis before special items, which is equal to the operating profit of the Company plus restructuring charges less debt extinguishment charges plus acquisition-related costs less timberland gains, each on a consolidated basis;

(ii)	operating profit before special items for each of the Company’s business segments, which is equal to that business segments operating profit plus restructuring charges plus acquisition-related costs less timberland gain, as applicable to that segment;

(iii)	EBITDA of the Company on a consolidated basis, which is equal to net income plus interest expense, net plus income tax expense less equity earnings of unconsolidated affiliates, net of tax plus depreciation, depletion and amortization, each on a consolidated basis;

(iv)	EBITDA for each of the Company’s business segments, which is equal to that business segment’s operating profit less that segment’s other expense (income), net plus that segment’s depreciation, depletion and amortization expense, as applicable to that segment;

(v)	EBITDA of the Company before special items on a consolidated basis, which is equal to EBITDA plus restructuring charges plus acquisition-related costs plus debt extinguishment charges less timberland gains, each on a consolidated basis;

(vi)	EBITDA before special items for each of the Company’s business segments, which is equal to EBITDA plus restructuring charges plus acquisition costs less timberland gains, as applicable to that segment;

(vii)	net working capital of the Company on a consolidated basis, which is equal to current assets less current liabilities less cash and cash equivalents, each on a consolidated basis;

(viii)	free cash flows of the Company on a consolidated basis, which is equal to cash provided by (used in) operating activities less purchases of properties, plants, equipment and timber properties; and

(ix)	net debt of the Company on a consolidated basis, which is equal to long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents, each on a consolidated basis.

Management of the Company uses the non-GAAP Measures to evaluate ongoing operations and believes that these non-GAAP Measures are useful to enable investors to perform meaningful comparisons of current and historical performance of the Company. Management of the Company also believes that the non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company than the most nearly equivalent GAAP data.

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on February 24, 2014. At the Annual Meeting, the holders of the Company’s Class B Common Stock (the “Class B Stockholders”) voted on the following proposal and cast their votes as described below.

Proposal 1

At the Annual Meeting of Stockholders, each of the following nominees was elected to the Company’s Board of Directors for a one-year term. The inspectors of election certified the following vote tabulation as to the shares of the Class B Stockholders.

	For	Withheld
Vicki L. Avril	17,746,042	356,812
Bruce A. Edwards	17,745,546	357,308
Mark A. Emkes	18,049,250	53,604
John F. Finn	17,746,046	356,808
David B. Fischer	18,032,595	70,259
Michael J. Gasser	18,050,864	51,990
Daniel J. Gunsett	17,624,489	478,365
Judith D. Hook	18,031,712	71,142
John W. McNamara	17,740,597	362,257
Patrick J. Norton	18,046,459	56,395

Proposal 2

Proposal 2 was a management proposal to modify a material term of the amended and restated long term incentive compensation plan and reaffirmation of the material terms of such plan, as described in the proxy materials. This proposal was approved. The inspectors of election certified the following vote tabulation as to the shares of the Class B Stockholders.

For	Against	Abstain	Broker Non-Vote
18,017,398	79,720	5,736	0

Proposal 3

Proposal 3 was an advisory vote on compensation of named executive officers, as described in the proxy materials. This proposal was approved. The inspectors of election certified the following vote tabulation as to the shares of the Class B Stockholders.

For	Against	Abstain	Broker Non-Vote
17,589,157	63,644	450,053	0

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On February 27, 2014, management of the Company held a conference call with interested investors and financial analysts (the “Conference Call”) to discuss the Company’s financial results for its first quarter ended January 31, 2014. The file transcript of the Conference Call is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on February 26, 2014 announcing the financial results for its first quarter ended January 31, 2014.

99.2	File transcript of conference call held by management of Greif, Inc. on February 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: February 28, 2014	By	/s/ Christopher E. Luffler
Christopher E. Luffler, Assistant Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on February 26, 2014 announcing the financial results for its first quarter ended January 31, 2014.

99.2	File transcript of conference call held by management of Greif, Inc. on February 27, 2014.